Exhibit 10.10

20 June 2014

Beijing Kingsoft Cloud Technology Co., Ltd.

The Natural Person as shown in Appendix I (A)

The Legal Entity as shown in Appendix I (B)

and

Zhuhai Kingsoft Cloud Technology Co., Ltd.

regarding

The Shareholder Voting Right Trust Agreement

of

Zhuhai Kingsoft Cloud Technology Co., Ltd.

Shareholder Voting Right Trust Agreement

This Agreement was signed by and between the following parties in the People’s Republic of China (the “PRC”) on 20 June 2014:

(1)	The one natural person listed in Appendix I (A) to this Agreement (hereinafter referred to as the “Natural Person Shareholders”);

specific information (including domicile and ID card Number) about the Natural Person Shareholders is set out in Appendix I (A) “List of Natural Person Shareholders and Specific Information Thereof”.

(2)

The legal entity listed in Appendix I (B) to this Agreement (hereinafter referred to as the “Legal Person Shareholders”, jointly with Natural Person Shareholders referred to as the “Existing Shareholders”);

specific information (including legal representative and registered address) about the Legal Person Shareholders is set out in Appendix I (B) “List of Legal Person Shareholders and Specific Information Thereof”.

(3)	Beijing Kingsoft Cloud Technology Co., Ltd. (hereinafter referred to as the “WFOE”)

Registered address: Room 5F02, 5/F, No. 33, Xiaoying West Road, Haidian District, Beijing

Legal representative: Hongjiang Zhang

(4)	Zhuhai Kingsoft Cloud Technology Co., Ltd. (hereinafter referred to as the “Company”)

Registered address: Room 2, District B 10/F, No. 8 Lianshan Alley, Jingshan Road, Jida, Zhuhai

Legal representative: Hongjiang Zhang

(The aforesaid parties are individually referred to as “Either Party” and collectively as the “Parties”.)

Whereas:

1.

The Existing Shareholders are the registered shareholders of the Company jointly holding 100% equity of the Company. The proportion of their respective shares in the Company and the amount of their contribution are listed in Appendix I (A) and (B) to this Agreement;

2.

Existing Shareholders intend to entrust an individual designated by the WFOE to exercise their voting rights in the Company, and the WFOE intends to designate an individual to accept such entrustments;

Therefore, the Parties arrive at the following agreement upon friendly negotiation:

Article 1 Trust of Voting Right

1.1

The Existing Shareholders hereby irrevocably undertake that after signing this Agreement, they will separately sign the power of attorney, the contents and format of which are the same as the power of attorney set out in Appendix II to this Agreement, to separately authorize the person then designated by the WFOE (hereinafter referred to as the “Trustee ”) to on their behalf exercise the following rights (hereinafter collectively referred to as “Trusted Rights”) respectively entitled to the Existing Shareholders as shareholders of the Company pursuant to the then valid Articles of Association:

(1)	As the attorney of Existing Shareholders, propose to convene and attend the shareholders’ meetings of the Company in accordance with the Articles of Association of the Company;

(2)

Exercise on behalf of Existing Shareholders voting rights on all matters needing to be discussed and resolved at shareholders’ meetings, including but not limited to the appointment and election of executive directors, managers and other senior managements of the Company;

(3)	Other shareholder voting rights under the Articles of Association (including any other shareholder voting rights specified in the amended Articles of Association).

Conditions precedent for the aforesaid authorization and entrustment are the WFOE agrees to the aforesaid authorization and entrustment. When and only when the WFOE issues a written notice of replacing the Trustee to Existing Shareholders, the Existing Shareholders shall immediately designate other person designated by the WFOE at that time to exercise the aforesaid Trusted Rights. The new power of attorney shall replace the original one upon being made; apart from that, the Existing Shareholders shall not revoke the entrustment and authorization made to the Trustee.

1.2

The Trustee shall perform legally his trusted obligations prudently and diligently within the scope of authorization specified herein; the Existing Shareholders shall accept any legal consequences arising from the Trustee ’s exercising the aforesaid Trusted Rights and bear corresponding liabilities. If Existing Shareholders sustain serious losses due to the Trustee’s intentional or serious negligence, the Existing Shareholders shall be entitled to claim compensations from the Trustee.

Article 2 Right to Know

For the purpose of exercising the Trusted Rights hereunder, the Trustee shall be entitled to learn about the information in relation to the Company’s operations, business, customers, finance and employees and review relevant data of the Company, and the Company shall provide adequate cooperation in this regard.

Article 3 Exercise of the Trusted Rights

3.1

The Existing Shareholders will provide adequate assistance for the Trustee in exercising the Trusted Rights, including prompt execution of shareholder resolutions made by the Trustee for the Company or other relevant legal documents when necessary (e.g. when the submission of such documents is necessary for the approval of, or registration or filing with government departments).

3.2

If, at any time during the validity period of this Agreement, the grant or exercise of the Trusted Rights hereunder fail to be fulfilled for any reason other than the default by the Existing Shareholders or the Company, the Parties shall immediately seek the most similar alternative solution to the unrealizable provisions and, if necessary, execute a supplemental agreement to amend or adjust the terms of this Agreement, in order to ensure the continuous achievement of purpose of this Agreement.

Article 4 Disclaimer and Compensation

4.1

The Parties confirm that in no case shall the WFOE be required to bear any liability or make any economic or other compensation to other parties or any third party in respect of the exercise of the Trusted Rights hereunder by the individual designated thereby.

4.2

The Existing Shareholders and the Company agree to compensate and hold harmless the WFOE and the Trustee against all losses incurred or likely to be incurred for designating the Trustee to exercise the Trusted Rights, including but not limited to any losses arising from lawsuit, recovery, arbitration or claim lodged by any third party against them or administrative investigation or punishment imposed by the government departments, provided that such losses are not caused by the Proxy’s intentional or serious negligence.

Article 5 Statements and Undertakings

5.1

The Nature Person Shareholders make statements and undertakings that they are PRC citizens; they have complete and independent legal status and legal capacity and have been granted appropriate authorization to sign, deliver and perform this Agreement and may independently serve as a party of litigation.

5.2

The Legal Person Shareholders makes statements and undertakings that it is a company duly registered and validly subsisting under the laws of the place of registration as an independent legal person; it has complete and independent legal status and legal capacity to sign, deliver and perform this Agreement and may independently serve as a party of litigation.

5.3	The Existing Shareholders hereby jointly make the following statements and undertakings:

5.3.1

He/she has full power and authority to enter into and deliver this Agreement and all other documents relating to the transactions described in this Agreement and to be signed by him/her, and has full power and authority to complete the transactions described herein. This Agreement is legally and properly signed and delivered by him/her. This Agreement is legally binding on him/her and may be enforceable against him/her under the terms of this Agreement.

5.3.2

He/she is the registered lawful shareholder of the Company when this Agreement comes into effect, and none of his/her Trusted Rights is subject to any third-party right, except for the rights set under this Agreement and the Equity Pledge Agreement and Exclusive Purchase Option Agreement entered into by and between him/her and the WFOE. According to this Agreement, the WFOE may completely and fully exercise the Trusted Rights in accordance with the Articles of Association of the Company in effect at that time.

5.4	The WFOE and the Company hereby severally make the following statements and undertakings:

5.4.1

It is a company duly registered and validly subsisting under the laws of the place of registration as an independent legal person; it has complete and independent legal status and legal capacity to sign, deliver and perform this Agreement and may independently serve as a party of litigation.

5.4.2

It has full internal corporate power and authorization to enter into and deliver this Agreement and all other documents relating to the transactions specified herein and to be signed by it. It has the full power and authorization to complete the transactions specified herein.

5.5	The Company further makes the following statements and undertakings:

The Existing Shareholders are registered shareholders of the Company when this Agreement comes into effect, and legally hold the equity of the Company. None of their Trusted Rights is subject to any third-party right, except for the rights set under the Equity Pledge Agreement and Exclusive Option Agreement as described in Article 5.3.2 of this Agreement. According to this Agreement, the Trustee may completely and fully exercise the Trusted Rights in accordance with the Articles of Association of the Company in effect at that time.

Article 6 Validity Period of this Agreement

The Parties agree that this Agreement shall take effect as from the date of signing by the Parties, with a term of ten (10) years; unless the Parties prematurely terminate this Agreement upon written agreement or in accordance with Article 8.1 hereof. This Agreement will be extended automatically for one (1) year upon expiry of the validity period perpetually unless the WFOE notifies each party thirty (30) days in advance that this Agreement not to be extended, and so on.

Article 7 Notice

7.1	Any notices, requests, demands and other correspondences required by this Agreement or made according to this Agreement shall be served in writing to the parties concerned.

7.2

The aforesaid notices or other correspondences shall be deemed to have been served: (i) upon sending, when sent by fax or telex; (ii) upon receipt, when delivered personally; or (iii) five (5) days after being posted, when sent by post.

Article 8 Default Liabilities

8.1

The Parties agree and confirm that if any party (hereinafter referred to as the “Defaulting Party”) substantially breaches any agreement hereunder or substantially fails to fulfil any obligation hereunder, thus constituting a default hereunder (hereinafter referred to as “Default”), any other non-defaulting party (hereinafter referred to as the “Observant Party”) whose interests are damaged shall have the right to require the Defaulting Party to make corrections or take remedial measures within a reasonable period. If the Defaulting Party fails to make corrections or take remedial measures within a reasonable period or within ten (10) days after the relevant Observant Party notifies the Defaulting Party in writing and makes a request for correction, the relevant Observant Party shall have the right to decide on its own (1) to terminate this Agreement, and require the Defaulting Party to give full compensation for damages; or (2) to require the Defaulting Party to fulfil its obligations hereunder in a compulsory manner and give full compensation for damages.

8.2

The Parties agree and confirm that under no circumstances shall the Existing Shareholders or the Company request premature termination of this Agreement for any reason unless otherwise provided by laws or this Agreement.

8.3	Notwithstanding the other provisions of this Agreement, the validity of this article shall not be affected by the suspension or termination of this Agreement.

Article 9 Other Matters

9.1	This Agreement is executed in Chinese in five (5) original copies.

9.2	The conclusion, validity, performance, modification, interpretation and termination of this Agreement shall be governed by the PRC laws.

9.3

Any dispute between the Parties for the interpretation and performance of terms hereunder shall be settled by the Parties through good faith negotiation. If no agreement on solving the dispute is reached within thirty (30) days after one party requests to solve the dispute upon negotiation, any party may refer the relevant dispute to China International Economic and Trade Arbitration Commission for arbitration in Beijing pursuant to the arbitration rules thereof then in effect. The arbitration shall be conducted in Chinese. The arbitration award shall be final and binding on the Parties.

9.4

Any rights, powers and remedies conferred on any party by any terms of this Agreement shall not preclude any other rights, powers or remedies conferred on it under the laws and other terms of this Agreement, and Either Party’s exercise of its rights, powers and remedies shall not preclude it from exercising other rights, powers and remedies enjoyed by it.

9.5

Either Party ’s failure to exercise or delay in exercising any rights, powers and remedies (the “Rights”) conferred on it under this Agreement or laws shall not result in its waiver of the Rights, and the waiver of any single or part of the Rights shall also not preclude the party from exercising the Rights in other ways and exercising the other Rights.

9.6	The titles to the articles of this Agreement are for index purposes only and shall not be used for or affect the interpretation of the provisions of this Agreement under any circumstances.

9.7

Each term of this Agreement is severable and independent of every other terms. If any term or terms of this Agreement become(s) invalid, illegal or unenforceable at any time, the validity, legality and enforceability of other terms of this Agreement shall not in any way be affected thereby.

9.8

Upon being signed, this Agreement shall replace any other legal documents previously signed by the Parties for the same theme. Any amendment and supplement to this Agreement shall be executed in writing and shall take effect upon being duly signed by the Parties thereto.

9.9	No party shall assign any of its any rights and/or obligations hereunder to any third party without the prior written consent of the other parties.

9.10	This Agreement shall be binding on the legal successors of the Parties.

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[This page is the Signing Page]

In witness thereof, this Shareholder Voting Right Trust Agreement has been signed by the following parties on the date and in the place first above written.

The Company: Zhuhai Kingsoft Cloud Technology Co., Ltd.	The WFOE: Beijing Kingsoft Cloud Technology Co., Ltd.

/s/ Zhuhai Kingsoft Cloud Technology Co., Ltd. /s/ Hongjiang Zhang	/s/ Beijing Kingsoft Cloud Technology Co., Ltd.) /s/ Hongjiang Zhang
Name: Hongjiang Zhang Position: Legal representative	Name: Hongjiang Zhang Position: Legal representative

Legal Person Shareholder:

Beijing Kingsoft Digital Entertainment Technology Co., Ltd.

/s/ Beijing Kingsoft Digital Entertainment Technology Co., Ltd.

/s/ Jun Lei

Name: Jun Lei

Position: Legal representative

[This page is the Signing Page]

In witness whereof, this Shareholder Voting Right Trust Agreement has been signed by the following parties on the date and in the place first above written.

Natural Person Shareholder:

Weiqin Qiu

/s/ Weiqin Qiu

Appendix I(A): List of Natural Person Shareholders and Specific Information Thereof

No.	Name	ID card No.	Address	Shareholding percentage	Amount of contribution (RMB)
1.	Weiqin Qiu	*	*	20.3971%	2,260,000

Total				20.3971%	2,260,000

Appendix I(B): List of Legal Person Shareholders and Specific Information Thereof

Name	Legal representative	Address	Shareholding percentage	Amount of contribution (RMB)
Beijing Kingsoft Digital Entertainment Technology Co., Ltd.	Jun Lei	West District, 2F, Kingsoft Tower No. 33 Xiaoying West Road Haidian District Beijing	79.6029%	8,820,000

Appendix II:

Power of Attorney

Supplemental Shareholder Voting Right Trust Agreement

The Supplemental Shareholder Voting Right Trust Agreement (hereinafter referred to as “this Agreement”) was executed by and among the following parties in the People’s Republic of China (hereinafter referred to as the “PRC”) on November 29, 2019:

Party A: Beijing Kingsoft Cloud Technology Co., Ltd., a limited liability company established under PRC laws (“Kingsoft Cloud Technology” or “WFOE”);

Party B: Weiqin Qiu, a PRC citizen, with ID card No.: *;

Party C: Beijing Kingsoft Digital Entertainment Co., Ltd.*, a limited liability company established under PRC laws (“Kingsoft Digital Entertainment”, referred to as “Existing Shareholders” together with Weiqin Qiu);

Party D: Zhuhai Kingsoft Cloud Technology Co., Ltd., a limited liability company established under PRC laws (“Zhuhai Kingsoft Cloud” or “the Company”);

Party A, Party B, Party C and Party D are individually referred to as “one party” and collectively referred to as “the parties” herein.

Whereas: Kingsoft Cloud Technology, Weiqin Qiu, Kingsoft Digital Entertainment and Zhuhai Kingsoft Cloud signed on 20 June 2014 the Shareholder Voting Right Trust Agreement of Zhuhai Kingsoft Cloud Technology Co., Ltd. (“Shareholder Voting Right Trust Agreement”), which specified that the Existing Shareholders shall irrevocably and severally authorize persons designated by Kingsoft Cloud Technology to exercise their rights as the Company’s shareholders under the articles of association.

The parties hereby arrive at the following supplemental agreement upon negotiation. The terms used but not defined in this Agreement shall have the same meanings as those in the Shareholder Voting Right Trust Agreement:

1.	Amendment to Article 6 of the Shareholder Voting Right Trust Agreement

1.1

The parties agree and confirm that Article 6 of the Shareholder Voting Right Trust Agreement shall be amended as follows: “Existing Shareholders hereby irrevocably confirm that this Agreement shall come into force as from the date of signing, and save for the WFOE’s request for modification or termination, shall be valid continuously during the period in which the Existing Shareholders serve as the Company’s shareholders. Where the WFOE requires modification of the contents of authorization and entrustment or termination of this Agreement during the validity period of this Agreement, Existing Shareholders shall agree to sign relevant documents and provide cooperation.

2.	Governing Laws and Settlement of Disputes

2.1	Governing laws

The conclusion, validity, interpretation, performance, modification and termination of this Agreement and settlement of disputes thereunder shall be governed by the PRC laws.

2.2	Settlement of disputes

Any dispute arising from the interpretation and performance of this Agreement shall be settled preferably by the parties thereto through friendly negotiation. If the dispute cannot be resolved within 30 days after one party sends to the other parties a written request of resolving the dispute through negotiation, any party may refer the relevant dispute to China International Economic and Trade Arbitration Commission for arbitration pursuant to the arbitration rules thereof. The arbitration shall be held in Beijing. The arbitration award shall be final and binding on the parties.

3.	Confidential Obligations

3.1

The parties acknowledge and determine that any oral or written information related to this Agreement and the contents thereof or exchanged among one another for the preparation or performance of this Agreement is deemed to be confidential. The parties shall keep all such confidential information confidential and shall not disclose any confidential information to any third party without the written consent of the other parties, except for the following information: (a) any information that is or will be in the public domain (other than through the receiving party’s unauthorized disclosure); (b) any information required to be disclosed in accordance with governing laws and regulations, stock trading rules or orders of government departments or a court; or (c) information required to be disclosed by any party to its shareholders, directors, employees, legal or financial adviser in connection with the transaction described in this Agreement (the said shareholder, director, employee or legal or financial advisor is also required to be bound by confidentiality obligations similar to those in this article). Disclosure of confidential information by any shareholder, director, employee or hired agency of any party shall also be deemed as disclosure of confidential information by that party, which party shall be liable for breach of contract according to this Agreement.

4.	Others

4.1	Language

This Agreement shall be executed in Chinese and in four counterparts, with one held by each party. Each copy shall have the same legal force. This Agreement may have multiple signed copies, which constitute one and the same document. Signatures by fax or email or other e-signatures shall have the same legal force as the original signature.

4.2	Title

The titles of this Agreement are set to facilitate reading only and shall not be used to interpret, explain or otherwise affect the meaning of the provisions of this Agreement.

4.3	Entry into effect

This Agreement shall take effect from the date of signing by the parties.

4.4	Entire Agreement

This Agreement constitutes an amendment and supplement to the Shareholder Voting Right Trust Agreement. In case of any inconsistency or conflict between this Agreement and the Shareholder Voting Right Trust Agreement, this Agreement shall prevail. The validity of relevant stipulations under this Agreement is superior to the same under the Shareholder Voting Right Trust Agreement. Matters not covered herein shall be as specified in the Shareholder Voting Right Trust Agreement.

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The parties have duly signed this Agreement on the date first above written

Beijing Kingsoft Digital Entertainment Technology Co., Ltd.

/s/ Seal of Beijing Kingsoft Digital Entertainment Technology Co., Ltd.

Signature:

Name:

Position: Legal representative

The parties have duly signed this Agreement on the date first above written

Beijing Kingsoft Cloud Technology Co., Ltd. /s/ Seal of Beijing Kingsoft Cloud Technology Co., Ltd.

Signature:

Name:

Position: Legal representative

The parties have duly signed this Agreement on the date first above written

Zhuhai Kingsoft Cloud Technology Co., Ltd.

/s/ Seal of Zhuhai Kingsoft Cloud Technology Co., Ltd.

Signature:

Name:

Position: Legal representative

Weiqin Qiu

/s/ Weiqin Qiu